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                                  EXHIBIT 23.4

                       Consent of Independent Accountants



We consent to the incorporation by reference in the Registration Statement of Quintiles Transnational Corp. ("Quintiles") on Form S-8 of our report dated May 15, 1996, on our audits of the consolidated financial statements of BRI International, Inc. as of November 30, 1995 and 1994, and for the years then ended, which report is included as an exhibit to Quintiles' Annual Report on Form 10-K for the year ended December 31, 1997 and Current Report on Form 8-K dated March 20, 1998.





                                       /s/ PricewaterhouseCoopers LLP




McLean, Virginia
August 6, 1998